                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported):      September 18, 1997


NEW ENGLAND LIFE PENSION PROPERTIES II; A REAL ESTATE LIMITED PARTNERSHIP
            (Exact Name of Registrant as Specified in its Charter)


                                 Massachusetts
                (State or Other Jurisdiction of Incorporation)


       0-13323                                           04-2803902
(Commission File Number)                      (IRS Employer Identification No.)


    225 Franklin Street, Boston, MA                        02110
(Address of principal executive offices)                 (Zip Code)

                                (617) 261-9000
              Registrant's Telephone Number, Including Area Code


                                Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)
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Item 2.  Acquisition or Disposition of Assets.
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     New England Life Pension Properties II; A Real Estate Limited Partnership
(the "Partnership"), owned a 75% interest in a shopping center located at 1975 Diamond Boulevard, Concord, California known as the Willows Shopping Center (the "Property"). The remaining 25% was owned by New England Life Pension Properties; A Real Estate Limited Partnership, an affiliate of the Partnership (collectively the "Partnerships"). On September 18, 1997, the Partnerships sold their collective interest in the Property to an unrelated third party for total gross proceeds of $28,575,000. The terms of the sale were determined by arms-length negotiation between the buyer and AEW Real Estate Advisors, Inc., on behalf of the Partnerships.

Item 7.  Financial Statements and Exhibits.
-------------------------------------------

     a.)  Financial statements of businesses acquired.

          Not Applicable.

     b.)  Pro Forma Financial Information.

     The Partnership is currently unable to provide complete pro forma financial information required as a result of the above transaction. This financial information will be disclosed in the Partnership's Form 10-Q for the period ending September 30, 1997.


                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 2, 1997   NEW ENGLAND LIFE PENSION PROPERTIES II;
                            A REAL ESTATE LIMITED PARTNERSHIP
                             (Registrant)


                             By:  Copley Properties Company II, Inc.
                                  General Partner


                             By:  Wesley M. Gardiner, Jr.
                             --------------------------------
                             Name:  Wesley M. Gardiner, Jr.
                             Title: President